EXHIBIT 10.12

                              AGREEMENT OF MERGER

     This Agreement of Merger, dated as of the 1st day of January, 1995 ("Agreement"), is made and entered into by and among Research Industries Corporation, a Utah corporation ("REIC"), Imodex Acquisition Corporation, a Utah Corporation ("IAC"), and IMODEX MEDICAL DEVICES INCORPORATED, a Michigan corporation ("Imodex").

R E C I T A L S:

     A. REIC is a corporation duly organized under the laws of the State of Utah with its principal place of business located at 6864 South 300 West, Midvale, Utah 84047. REIC is authorized by its Articles of Incorporation to issue up to 20,000,000 shares of Common Stock, $0.50 par value ("REIC Common Stock"), of which as of the date of this Agreement, there were 9,196,775 shares issued and outstanding.

     B. IAC is a Utah corporation, having authorized capital stock of 1,000,000 shares of Common Stock, par value $0.01 ("IAC Common Stock"), of which 100,000 shares are issued and outstanding. REIC owns 100% of the issued and outstanding stock of IAC.

     C. Imodex is a corporation organized under the laws of the State of Michigan, with its principal place of business located at 21199 Hilltop Street, Southfield, Michigan 48034. Imodex is authorized by its Articles of Incorporation to issue 50,000 shares of capital stock, $1.00 par value ("Imodex Common Stock"), of which as of the date of this Agreement, there were 20,000 shares issued and outstanding.

     D. IAC and Imodex desire to merge Imodex with and into IAC upon the terms and subject to the conditions set forth herein (the "Merger").

     E. The Boards of Directors of Imodex, IAC and REIC, each by resolutions duly adopted pursuant to the authority given by and in accordance with the laws governing them, have approved this Agreement and authorized the execution hereof.


A G R E E M E N T:

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and conditions herein the parties hereto covenant and agree to effect the merger in accordance with the terms and conditions set forth as follows:




                             ARTICLE 1.  THE MERGER

     1.   Merger.  Pursuant to the laws of the States of Utah and Michigan
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and subject to and in accordance with the terms and conditions of this Agreement of Merger, Imodex shall be merged with and into IAC, to form a single corporation, and IAC shall be the surviving entity to be governed by the laws of the State of Utah. IAC and Imodex shall execute any "Certificate" or "Articles"
 of Merger for filing, as may be required by applicable law. The Merger of Imodex with and into IAC shall become effective on such date as the laws and regulations of the State of Utah deem the Merger effective. The time when the Merger shall become effective is herein called the "Effective Time."

     2.   Effect of Merger.  At the Effective Time, Imodex shall be merged
          ----------------

with and into IAC in the manner and with the effect provided by the laws of Utah and Michigan, and the separate legal existence of Imodex shall cease and thereupon IAC and Imodex (hereinafter sometimes referred to as the "Merging Companies") shall be a single corporation (the "Surviving Company") subject to the Articles of Incorporation of IAC. The Surviving Company shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all restrictions, disabilities and duties of the Merging Companies; and all the rights, privileges, powers and franchises of the Merging Companies and all property, real, personal and mixed and all debts due to the Merging Companies on whatever account, as well as for stock subscriptions and all other things in action or belonging to the Merging Companies shall be vested in the Surviving Company; and all property, rights, privileges, powers and franchises, and all and every other interest shall hereafter effectively be the property of the Surviving Company as they were of Imodex and all rights of creditors and all liens upon any property of Imodex shall be preserved unimpaired, and all debts, liabilities and duties of Imodex shall thereafter attach to the Surviving Company, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     The outstanding shares of Imodex Common Stock shall be converted on the basis, terms, and conditions described in Section 4.

     3.   Articles of Incorporation; By-laws; Directors.  The Articles of
          ---------------------------------------------

Incorporation and By-laws of IAC in effect immediately prior to the Merger shall govern the Surviving Company after the Merger without amendment. The directors and officers of the Surviving Company shall be the directors and officers of IAC holding such positions immediately prior to the Merger.

     4.   Conversion of Shares.  The manner and basis of converting the
          --------------------

shares of the Merging Companies shall be as follows:

          (a)  Imodex Common Stock.  Each share of Imodex Common Stock
               -------------------

which is outstanding immediately prior to the Effective Time, other than shares as to which dissenters' rights are perfected, and all rights in respect thereof, shall be converted, ipso facto, and without any action on the part of the holder
                    ----------

thereof, into the right to receive 26,700 shares of REIC Common Stock (hereinafter the "Conversion Ratio"). The Conversion Ratio was determined and agreed based on a total valuation of Imodex for the purpose of this transaction at $387,500; and using the average of the last sale prices of REIC Common Stock over the ten business days immediately preceding the Closing Date.

          (b)  IAC Common Stock.  The issued and outstanding stock of
               ----------------

IAC shall be unchanged by the Merger, except that IAC shall issue additional shares of its common stock to REIC equal to the value of the REIC Common Stock issued pursuant to the Merger to compensate REIC for REIC shares used to effect the Merger.

          (c)  Surrender of Certificates.  After the Effective Time, each
               -------------------------

holder of shares of Imodex Common Stock outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been perfected) shall, upon surrender for cancellation of a certificate or certificates representing such shares to REIC or its agent designated for such purpose, be entitled to forthwith receive a certificate or certificates representing the number of shares of REIC Common Stock into which such shares of Imodex Common Stock shall have been converted pursuant to the provisions of this Article. Until so surrendered, the certificates which prior to the Merger represented shares of Imodex Common Stock shall be deemed for all corporate purposes to evidence ownership of the shares of REIC Common Stock into which such shares of Imodex Common Stock shall have been converted.

          No fractional shares of REIC Common Stock shall be issued in the Merger but, in lieu of any such fractional shares, each holder of shares of Imodex Common Stock who would otherwise have been entitled to a fraction of a share of REIC Common Stock upon surrender of Imodex stock certificates will upon such surrender be paid an amount of cash (without interest) determined by multiplying (a) the last sale price for REIC Common Stock as quoted on the NASDAQ, National Market System, at closing on the day preceding the Effective Time by (b) the fractional share interest in REIC Common Stock to which the holder would otherwise be entitled.


     5.   Subsequent Actions.  If, at any time after the Effective Time, the
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Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Company its right, title, or interest in, to, or under any of the rights, properties, or assets of Imodex acquired or to be acquired by the Surviving Company as a result of or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of Imodex or otherwise, all such deeds, bills of sale, assignments, and assurances, and to make and do, in the name and on behalf of Imodex or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect, or confirm any right, title, and interest in, to, and under such rights, properties, or assets in the Surviving Company or otherwise to carry out this Agreement.


                         ARTICLE 2. FURTHER AGREEMENTS

     1.   Registration of REIC Shares.
          ---------------------------


          (a) For a period of time ending at 5:00 PM Mountain Time on the date which is exactly Six Hundred Thirty (630) days after the Closing Date (the "Demand Period"), upon the joint written request of the Sellers specifying the number of REIC Shares to be registered and the intended method of disposition thereof, REIC will thereupon use all reasonable efforts to effect the registration under the Securities Act of the REIC Shares which REIC has been so requested to register by the Sellers, all to the extent requisite to permit the legal and open disposition (in accordance with the intended methods thereof) of the REIC Shares so to be registered.

          (b) Notwithstanding anything to the contrary otherwise stated or implied in this Agreement, (i) REIC shall not be required to honor more than two
(2) Registration Demands, as just described, during the Demand Period; provided,
                                                                       --------

however, that in the event of any discontinuance or suspension of sales under,
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or the deferral of the filing of, any Registration Statement at the request of
REIC, the Sellers may revoke their pending Demand at anytime (x) after such discontinuance, suspension or deferral and (y) prior to the filing of such registration statement or amendment thereto, in connection with such underwritten offering, without prejudice to the rights of the Sellers to make another Registration Demand within the Demand Period and (ii) the number of REIC Shares requested by the Sellers to be so registered shall be no less than 10,000 (the "Minimum Amount") shares of REIC Common Stock; provided, however, that if
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at any time the number of REIC Shares outstanding shall be less than 10,000, the
Minimum Amount shall be 5,000 shares.

     2.   Registration Procedures.  If and whenever REIC is required to
          -----------------------

maintain effective on a current basis a registration statement under the Securities Act pertaining to any REIC Shares as provided in paragraph 1 of this
Article 2, REIC will use all reasonable efforts to effect the registration of such REIC Shares in accordance with the intended methods of disposition thereof specified by the Sellers. Without limiting the foregoing, REIC in each such case will, as expeditiously as possible:

          (a) prepare and file with the Commission the requisite registration statement to effect such registration and use all reasonable efforts to cause such registration statement to become effective, provided that as far in advance
                                                 --------

as reasonably practical before filing such registration statement or any supplement or amendment thereto, REIC will furnish to the Sellers copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any Seller shall have the opportunity to object to any information pertaining to such Seller and its plan of distribution that is contained therein and REIC will make the corrections reasonably requested by such Seller with respect to such information prior to filing any such registration statement or amendment;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all REIC Shares covered by such registration statement, in accordance with the intended methods of disposition thereof, as specified by the Sellers in the notice delivered to REIC in connection with such sale, provided
                                                                      --------

that REIC shall in no event be required to maintain the effectiveness of a registration statement filed for the benefit of the Sellers for more than 120 days after such registration statement first becomes effective;

          (c)  promptly notify each Seller:

               (1) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

               (2) of any written comments from the Commission with respect to any filing referred to in this paragraph and of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

               (3)  of the notification to REIC by the Commission of its

initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and

               (4) of the receipt by REIC of any notification with respect to the suspension of the qualification of any REIC Shares for sale under the applicable securities or blue sky laws of any jurisdiction;

          (d) furnish to each Seller such reasonable number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such reasonable number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such Seller's REIC Shares, and such other documents, as such seller may reasonably request to facilitate the disposition of his REIC Shares;

          (e) use all reasonable efforts to register or qualify all REIC Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Seller shall reasonably request and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such holder to consummate the disposition in such jurisdictions of the REIC Shares being sold by the Sellers, except that REIC shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any jurisdiction;

          (f) use all reasonable efforts to cause all REIC Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each Seller to consummate the disposition of such REIC Shares;

          (g) pay all registration fees to the Commission incurred in connection with the Demand Registration.

     It shall be a condition precedent to the obligations of REIC to take any action pursuant to this paragraph that the Sellers shall furnish to REIC such information regarding themselves, the REIC Shares held by them, and the intended method of disposition of such securities as shall be reasonably requested by REIC or required by law to effect the registration of the REIC Shares.

     Notwithstanding anything to the contrary herein, each holder of REIC Shares also agrees by acquisition of such REIC Shares that upon receipt of any notice from REIC that in the reasonable good faith judgment of REIC the making of offers and sales pursuant to the Demand Registration would require REIC to make public disclosure of information, the disclosure of which would not otherwise be required at that time and which REIC has a bona fide business purpose for preserving as confidential, REIC shall have the right to defer such filing or to suspend sales under the Demand Registration, provided, however, that promptly
                                             --------  -------

following public disclosure of such information REIC will make such filing or take such steps as are necessary to permit such sales, as the case may be. In the event of any such suspensions during the Demand Period, the Demand Period shall be extended for a period equal to the number of days of such suspension.

     2.   Indemnification by the Sellers.  Each Seller shall, to the full extent
          ------------------------------

 permitted by law, indemnify and hold harmless REIC, its directors and officers, and each other person, if any, who controls REIC within the meaning of the Securities Act, against any losses to which REIC or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to REIC by such Seller for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement pursuant to demand registration; provided,
                                                                     --------

however, that the obligation to provide indemnification shall be several, and
- -------

not joint and several, among the Sellers. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of REIC or any such director, officer or controlling person and shall survive the transfer of such securities by such Seller.


     3.   Notices from REIC; Effect.    Upon receipt of any such notice
          -------------------------

pursuant to either of the prior two paragraphs, each holder of REIC Shares will forthwith discontinue such holder's disposition of such REIC Shares pursuant to the registration statement relating to such REIC Shares until REIC shall have provided notice that such holder may resume such disposition.

     4.   Additional Covenants.  The parties hereto further covenant as
          --------------------

follows:

          (a)  Officers and Directors of Surviving Company.  The directors
               -------------------------------------------
and officers listed on Schedule B shall be the directors and officers of the Surviving Company following the Closing, each to hold office in accordance with the Articles of Incorporation and By-laws of IAC.

          (b)  REIC Common Stock to be Reserved for Merger.  REIC agrees to
               -------------------------------------------

reserve and make available sufficient shares of REIC Common Stock to permit the issuances of shares to the holders of Imodex Common Stock contemplated by this Agreement.

          (c)  Name of Surviving Company.  Contemporaneous with the
               -------------------------

Effective Time, the name of the Surviving Company will be changed to Research Vascular, Inc. pursuant to the requirements of Utah law.

                   ARTICLE 3. REPRESENTATIONS AND WARRANTIES

     1.   Representations and Warranties of Imodex.  The Shareholders of
          ----------------------------------------

Imodex who will also execute and deliver this Agreement ("Sellers") hereby represent and warrant to REIC, jointly and severally, that at the date hereof and as of the Closing:

          (a) Imodex is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, has corporate power and all necessary authorizations to own all of its properties and assets, and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in the State of Michigan.

          (b) The authorized capital stock of Imodex consists of shares of common stock, all of which, as of the date of this Agreement are issued and outstanding. Imodex has no commitment to issue or sell any shares of common stock or any securities or obligations convertible or exchangeable for, or giving any person any right to acquire from Imodex, any shares of its common stock. All of the issued and outstanding shares of Imodex Common Stock are validly issued, fully paid and non-assessable.

          (c) Imodex has taken all action required by law, its Articles of Incorporation, its By-laws or otherwise, to authorize Imodex's execution and delivery of all contracts now in place and force governing Imodex or granting to Imodex any right or privilege associated with its current business.

          (d)  This Agreement is a valid and binding agreement of both
Imodex and the Sellers, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (e) Imodex is not in default under or in violation of any provisions of its Articles of Incorporation or By-laws. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, to the knowledge of Sellers, conflict with or result in a breach of or constitute a default under Imodex's Articles of Incorporation or By-laws or any material agreement or instrument to which Imodex or any of the Sellers is a party or by which Imodex or any of the Sellers is bound or to which any of the properties of Imodex or any of the Sellers is subject or, to the knowledge of Imodex or the Sellers, any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over Imodex or any of its properties.

          (f) Sellers have heretofore delivered to REIC the (i) income statement of Imodex for the period January 1, 1994 through December 31, 1994,
(ii) the balance sheet for Imodex as of December 31, 1994, and (iii) such other business and financial information concerning Imodex as has been requested by REIC (collectively, the "Imodex Information"). The Imodex Information does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (g) Except as provided below, (i) Imodex has duly filed all federal, state, county and local income, excise, sales, customs, property, withholding, social security and other tax and information returns and reports required to have been filed by it from the date of its inception to the date hereof (unless an appropriate extension is available), and has paid all taxes, amounts, duties, interest and penalties shown on such returns or reports to be due or claimed to be due prior to the date hereof to any federal, state, county, local or other governmental authority; (ii) each of such returns and reports filed by Imodex is complete and correct in all material respects; (iii) Imodex has paid or made adequate provision in Imodex's balance sheet as of December 31, 1994 (the "Imodex Balance Sheet") for all taxes, duties, and related interest and penalties payable by Imodex on or prior to and with respect to all periods ending at or prior to December 31, 1994, except where such taxes, duties and related interest and penalties are being contested in good faith in the manner permitted by applicable law and in any such case adequate provision has been made therefor in the Imodex Balance Sheet; (iv) Imodex has no liability, other than for immaterial amounts, for any taxes, duties, and related interest or penalties of any nature whatsoever other than as shown on the Imodex Balance Sheet, and there is no basis for any additional material claims or assessments other than with respect to liabilities for taxes that may have accrued since December 31, 1994, in the ordinary course of business; and (v) none of Imodex's income tax returns have been audited by the tax authorities, and no proposed additional taxes, interest and penalties have been asserted by the tax authorities against Imodex that have not been paid and totally resolved.

          (h) Imodex is not in material default under any material contract or commitment of any kind or nature whatsoever, written or oral, including, without limitation, any loan agreement, indenture, mortgage, debt instrument, distribution, franchise or license agreement, lease, employment, consultant or commission agreement, pension, profit-sharing, bonus, or stock purchase agreement, and no claim of default by any party has been made or is now pending, and as to Imodex there does not exist any event that with notice or the passing of time or both would constitute a material default or would excuse performance by any party thereto.

          (i) There are no actions, proceedings or investigations pending or, to the knowledge of Imodex or any of the Sellers, threatened or contemplated against or affecting Imodex or any of its properties, except such as have been disclosed to REIC.

          (j) Imodex owns all of its properties and assets free and clear of liens, mortgages, encumbrances or security interests, and Imodex has good title thereto.

          (k) Imodex has not dealt with any person acting as a broker or finder in connection with this Agreement or the transactions contemplated hereby.

          (l) All contracts for the production of Imodex products or material portions thereof are in full force and effect, in writing, and enforceable according to their terms by REIC to the same extent as Sellers could have enforced the same prior to Closing. Copies of all such contracts shall have been delivered to REIC prior to Closing.

     2.   Representations and Warranties of REIC.   REIC hereby represents and
          ---------------------------------------

warrants to Imodex and the Sellers that at the date hereof:

          (a) REIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, has corporate power and all necessary authorizations to own all of its properties and assets, and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in the State of Utah.

          (b) The authorized capital stock of REIC consists of 20,000,000 shares of common stock, of which, as of the date of this Agreement, 9,196,775 shares are issued and outstanding. REIC has no commitment to issue or sell any shares of common stock or any securities or obligations convertible or exchangeable for, or giving any person any right to acquire from it, any shares of its common stock except as provided in the stock options reported in the REIC Proxy Statement from time to time, and except as provided in certain stock options granted to selling agents. All of the issued and outstanding shares of REIC Common Stock are validly issued, fully paid and non-assessable.

          (c) REIC has taken all action required by law, its Articles of Incorporation, its By-laws or otherwise, to authorize its execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement is a valid and binding agreement of REIC enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (d) REIC is not in default under or in violation of any provisions of its Articles of Incorporation or By-laws. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, to the knowledge of REIC, conflict with or result in a breach of or constitute a default under REIC's Articles of Incorporation or By-laws or any material agreement or instrument to which REIC is a party or by which it is bound or to which any of its properties is subject or, to the knowledge of REIC, any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over REIC or any of its properties.

          (e) REIC has heretofore delivered to Imodex (i) Annual Reports of REIC on Form 10-K for the years ended June 30, 1994, as filed with the SEC; (ii) all Quarterly Reports of REIC on Form 10-Q, as filed with the SEC; and (iii) such other business and financial information concerning REIC as has been requested in writing by Imodex (collectively, the "REIC Information"). REIC Information does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (f) The audited financial statements and unaudited interim financial statements included in REIC Information have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) and fairly present the financial position of REIC as at the dates thereof and the results of operations and changes in financial position of REIC for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

          (g) (i) REIC has duly filed all federal, state, county and local income, excise, sales, customs, property, withholding, social security and other tax and information returns and reports required to have been filed by it from the date of its inception to the date hereof (unless an appropriate extension is available), and has paid all taxes, amounts, duties, interest and penalties shown on such returns or reports to be due or claimed to be due prior to the date hereof to any federal, state, county, local or other governmental authority; (ii) each of such returns and reports filed by REIC is complete and correct in all material respects; (iii) REIC has paid or made adequate provision in REIC's audited balance sheet as of June 30, 1994 (the "REIC Balance Sheet") for all taxes, duties, and related interest and penalties payable by REIC on or prior to and with respect to all periods ending prior to December 31, 1994, except where such taxes, duties and related interest and penalties are being contested in good faith in the manner permitted by applicable law and in any such case adequate provision has been made therefor in REIC Balance Sheet; and
(iv) REIC has no liability, other than for immaterial amounts, for any taxes, duties, and related interest or penalties of any nature whatsoever other than as shown on REIC Balance Sheet, and there is no basis for any additional
      material claims or assessments other than with respect to liabilities for taxes that may have accrued since December 31, 1994, in the ordinary course of business.

          (h) REIC is not in material default under any material contract or commitment of any kind or nature whatsoever, written or oral, including, without limitation, any loan agreement, indenture, mortgage, debt instrument, distribution, franchise or license agreement, lease, employment, consultant or commission agreement, pension, profit-sharing, bonus, or stock purchase agreement, and no claim of default by any party has been made or is now pending, and there does not exist any event that with notice or the passing of time or both would constitute a material default or would excuse performance by any party thereto.

          (i) There are no actions, proceedings or investigations pending or, to the knowledge of REIC or its officers or directors, threatened or contemplated against or affecting REIC or any of its properties.

          (j) REIC has not dealt with any person acting as a broker or finder in connection with this Agreement or the transactions contemplated hereby.

          (k) REIC has filed all reports, schedules and documents that it is required to pursuant to the Securities Exchange Act of 1934 (the "1934 Act") in order that it presently be "current," as that term is understood under the 1934 Act, and will continue to make such filings as are required pursuant to the 1934 Act.

                        ARTICLE 4. ADDITIONAL COVENANTS

     1.   Conduct of Business in Regular Course.
          --------------------------------------


          (a) During the period from the date of this Agreement to the Closing Date, each of the Sellers, Imodex and REIC will use its best efforts to comply promptly with all filing requirements which federal or state law may impose on it with respect to the transactions contemplated by this Agreement, and each will use its best efforts to cooperate with and furnish information promptly to the other in connection with any such filing requirements (including, without limitation, pursuant to state securities or "Blue Sky" laws) imposed upon the other in connection with the transactions contemplated by this Agreement.

          (b) Imodex will not, following the date hereof and through the Closing Date, except with the prior written consent of REIC or as provided in this Agreement:

               (i) Declare, set aside or pay any dividend or make any distribution to its shareholders, or redeem, purchase or otherwise acquire any shares of its outstanding capital stock, or enter into any agreement in respect of the foregoing provided that Imodex may distribute to the Sellers up to 50% of Imodex' 1994 "S Corporation" earnings prior to Closing.

               (ii) Issue or sell any shares of its capital stock or issue, sell or grant any rights or options to purchase or otherwise acquire any shares of its capital stock other than with respect to transactions contemplated by this Agreement;

               (iii) Create any obligations for money borrowed, or mortgage, pledge or otherwise subject to any lien or encumber any of its assets, or acquire any real property, other than in the ordinary course of business;

               (iv) Make any commitments in excess of 60 days other than in the ordinary course of business;

               (v) Merge or consolidate with or into any entity or sell, lease, abandon or otherwise dispose of all or substantially all of its assets or acquire the stock or assets of any entity; or

               (vi) Amend its Articles of Incorporation or By-laws, or make any change in its authorized capital stock.
     2.   Access
          ------


          (a) Each of the Sellers, Imodex and REIC shall afford the other and its officers, employees, counsel, accountants and other authorized representatives access, during normal business hours throughout the period prior to the Closing Date, to all of the properties, books, contracts, commitments and records of the other and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. No party to the Agreement (or its successors or assigns) shall be entitled to rely upon any representation or warranty made by another party hereto (or bring any claim for breach of the representation or warranty or for failure of a related condition) to the extent that the party who would otherwise have relied upon the representation or warranty has become aware of facts prior to Closing from which it could reasonably determine that the representation or warranty was materially false or misleading.

     3.   Filings; Further Action.  Subject to the terms and conditions herein
          ------------------------

provided, the parties hereto shall (a) take all reasonable steps to cooperate with one another in (i) determining which filings, if any, are required to be made prior to the Closing Date and which consents, approval, permits or authorizations are required to be obtained prior to the Closing Date from governmental or regulatory authorities of the United States and the several states in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement; and (c) use all reasonable efforts to defend against and respond to any suit, action, proceeding or investigation relating to this Agreement or to the transactions contemplated hereby commenced by any third party. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and/or directors of the parties hereto shall take all such necessary action.

                             ARTICLE 5. CONDITIONS

     1.   Conditions to Obligations of the Sellers.  The obligations of the
          -----------------------------------------

Sellers to consummate the transactions contemplated hereby are subject to the fulfillment at the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part by the Sellers to the extent permitted by applicable law:

          (a)  Corporate Approval.  This Agreement and the transactions
               ------------------

contemplated hereby shall have been duly approved by all necessary corporate action on the part of REIC and IAC, in accordance with applicable law and the Articles of Incorporation and By-laws of REIC and IAC.

          (b)  Certified Copies of Resolutions.  At the Closing, REIC and IAC
               -------------------------------

shall have furnished the Sellers with copies of resolutions duly adopted by REIC's and IAC's Boards of Directors approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable REIC and IAC to comply with the terms of this Agreement, certified by the Secretaries of REIC and IAC.

          (c)   Omitted

          (d)   Representations; Warranties; Agreements; Covenants.   The
                --------------------------------------------------

representations and warranties of REIC contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date as if made at and as of such time, and REIC shall have performed or complied in all material respects with its agreements and covenants required by this Agreement to be performed by it at or prior to the Closing Date.

          (e)  Litigation.  On the Closing Date, there shall be in effect no
               ----------

preliminary or permanent injunction of a court or governmental or regulatory agency of the United States or the several states of competent jurisdiction directing that the transactions contemplated herein, or any of them, not be consummated, and there shall not be any action or proceeding pending or threatened by any governmental agency or authority that challenges the consummation of any of such transactions.

          (f)  Consents; Approvals.  All permits, approvals and consents of any
               -------------------

governmental body or agency necessary or appropriate for the consummation of the transactions contemplated hereby shall have been obtained, and each of such approvals or permits shall be in full force and effect and not subject to any condition which requires the taking or refraining from taking of any action which would have a material adverse effect on Imodex. All non-governmental permits, approvals and consents necessary or appropriate for the consummation of the transactions contemplated hereby shall have been obtained, other than those which, if not obtained, would not, in the aggregate have a material adverse effect on Imodex.


     2.   Conditions to Obligations of REIC.  The obligations of REIC to
          ----------------------------------

consummate the transactions contemplated hereby are subject to the fulfillment at the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part by REIC to the extent permitted by applicable law:
          (a)  Corporate Approval.  This Agreement and the transactions
               ------------------

contemplated hereby shall have been duly approved by all necessary corporate action on the part of Imodex, in accordance with applicable law and the Articles of Incorporation and By-laws of Imodex, including that the merger shall have been affirmatively voted in favor by at least 90% of the issued and outstanding shares of Imodex Common Stock.

          (b)  Certified Copies of Resolutions.  At the Closing, any corporate
               -------------------------------

or other entity Seller shall have furnished REIC with copies of resolutions duly adopted by its governing persons approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable Imodex to comply with the terms of this Agreement, certified by the Secretary or similar officer.

          (c)  Litigation.  On the Closing Date, there shall be in effect no
               ----------

preliminary or permanent injunction of a court or governmental or regulatory agency of the United States or the several states of competent jurisdiction directing that the transactions contemplated herein, or any of them, not be consummated, and there shall not be any action or proceeding pending or threatened by any governmental agency or authority that challenges the consummation of any of such transactions, or that seeks damages from or challenges the business and operations of Imodex.

          (d)  Consents; Approvals.  All permits, approvals and consents of any
               -------------------

governmental body or agency necessary or appropriate for the consummation of the transactions contemplated hereby shall have been obtained, and each of such approvals or permits shall be in full force and effect and not subject to any condition which requires the taking or refraining from taking of any action which would have a material adverse effect on REIC. All non-governmental permits, approvals and consents necessary or appropriate for the consummation of the transactions contemplated hereby shall have been obtained, other than those which, if not obtained, would not, in the aggregate have a material adverse effect on REIC.

                  ARTICLE 6.  RESTRICTIONS ON TRANSFERABILITY

     1.   Restrictions.  REIC Share to be exchanged for the Imodex Shares
          -------------

hereunder have not been registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws and is issued in reliance upon certain exemptions contained in federal and state securities laws. There are substantial restrictions on transferability of REIC Shares under applicable securities laws. Except as otherwise provided for herein, REIC Shares are being acquired solely for the account of the Sellers for investment and not with a view to or for the resale, distribution, sub-division or fractionalization thereof, and the Sellers have no plans to enter into, and have not entered into, any contract, undertaking, agreement or arrangement to such end.

     2.   Legend.  To insure compliance with the provisions of the Securities
          -------

Act, each certificate representing (i) REIC Common Stock to be delivered pursuant to this Agreement and (ii) any other securities issued in respect of the shares of such REIC Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO REIC THAT SUCH REGISTRATION IS NOT REQUIRED.

                        ARTICLE 7.  SHAREHOLDER ACTIONS

     1.   Imodex Meeting.  This Agreement shall be submitted to the
          --------------

shareholders of Imodex for approval in accordance with the applicable provisions of Michigan law as promptly as practicable after the execution of this Agreement.

     2.   IAC Meeting.  This Agreement shall be submitted to the shareholder of
          -----------

IAC for approval, ratification and confirmation in accordance with the applicable provisions of Utah law as promptly as practicable after the execution of this Agreement.


                       ARTICLE 8.  CLOSING OF THE MERGER

     1.   Closing.  Unless this Agreement is earlier terminated in accordance
          --------

with ARTICLE NINE, Imodex shall be merged with and into IAC, with IAC being the surviving entity, as contemplated by this Agreement, at a closing (the "Closing") to be held at the offices of REIC, at 2:00 P.M., local time, on a date (the "Closing Date") mutually agreed upon by the parties as soon as practicable after satisfaction of the conditions precedent set forth in this Agreement.

     2.   Effective Time of Merger.  The Merger shall take effect on the
          ------------------------

later of the date when all required filings and approvals have been made and/or obtained in Utah, and the date when all required filings and approvals have been made and/or obtained in Michigan. The time when the Merger shall become effective is herein called the "Effective Time."

                             ARTICLE 9. TERMINATION

     1.   Termination by Mutual Consent.  This Agreement may be terminated and
          -----------------------------

the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, by the mutual consent in writing of REIC and the Sellers.

     2.   Termination by any Party.  This Agreement may be terminated and the
          ------------------------

transactions contemplated hereby may be abandoned by action of REIC or Imodex at any time prior to the Closing Date, effective upon written notice by the terminating party to the other parties if: (a) the Closing shall not have occurred by March 31, 1995; (b) a final and nonappealable order shall be in effect enjoining the transactions contemplated hereby; or (c) any statute, rule or regulation shall have been enacted or promulgated by any government or governmental agency which makes consummation of the transactions contemplated hereby illegal; provided that a terminating party may not assert the grounds described in clause (a) above if at the time of such assertion the terminating party is in material breach of any of its representations, warranties or covenants under this Agreement and such breach has given rise or substantially contributed to the events or conditions forming the basis of such termination.

     3.   Termination by Imodex.  Upon written notice to REIC and to IAC,
          ---------------------

Imodex may terminate this Agreement at any time if any representation or warranty of REIC or IAC contained in this Agreement was materially incorrect when made or becomes materially incorrect on or prior to the Closing Date, or if REIC or IAC, as applicable, fails to comply with any of its covenants contained in this Agreement, and the same is not cured within thirty (30) days after notice of such inaccuracy or noncompliance.

     4.   Termination by REIC and IAC.  Upon written notice to Imodex,
          ---------------------------

REIC and IAC may terminate this Agreement at any time if any representation or warranty of Imodex contained in this Agreement was materially incorrect when made or becomes materially incorrect on or prior to the Closing Date, or if Imodex fails to comply with any of its covenants contained in this Agreement, and the same is not cured within thirty (30) days after notice of such inaccuracy or noncompliance.

     5.   Effect of Termination and Abandonment.  In the event of
          -------------------------------------

termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Article, no party hereto (or any of its directors, officers or agents) shall have any liability or further obligation to any other party to this Agreement. Nothing herein will relieve any party from liability for any breach of this Agreement.

                     ARTICLE 10. MISCELLANEOUS AND GENERAL

     1.   Amendments.  Prior to the Effective Time, any provision of this
          ----------

Agreement may be amended or modified at any time, either before or after its approval by the shareholders of either party to this Agreement, by an agreement in writing between the parties hereto approved by its Boards of Directors and executed in the same manner as this Agreement.

     2.   Assignment.  This Agreement may not be assigned by any party
          ----------

hereto except with the prior written consent of the other parties.

     3.   Counterparts.  Any number of counterparts of this Agreement may
          -------------

be signed and delivered and each shall be considered an original and together they shall constitute one agreement.

     4.   Exclusive Merger Agreement.  Imodex and the Sellers of Imodex
          ---------------------------

executing this Agreement below, covenant and agree that, between the date hereof and the date of the action of the shareholders of Imodex described herein, they will not, either directly or indirectly, solicit or attempt to procure offers relating to the Merger or acquisition of Imodex with or by any entity not a party to this Agreement, or negotiate or enter into any agreements relating to the Merger or acquisition of Imodex with or by any such third party, and such persons further agree to use his or her best efforts to bring about the Closing of this Agreement.

     5.  Binding Agreement.  This Agreement shall be binding upon and shall
         ------------------

inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns, provided that no party hereto may assign its rights hereunder or delegate its duties hereunder without the prior written consent of the other parties hereto.

     6.  Payment of Expenses.  Except as otherwise provided in this Agreement,
         -------------------

all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, provided that Research shall pay all costs of the above deferred demand registrations.

     7.  Arbitration.  Any controversy or claim arising out of or relating to
         -----------

this Agreement or the breach hereof shall be settled by arbitration in Salt Lake City, Utah in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There shall be one arbitrator if the parties can agree on a single arbitrator, and if the parties are unable to agree on a single arbitrator within ten (10) days, then each side (i.e., REIC and Sellers or Imodex, as the case may be) shall select an arbitrator within an additional five (5) day period, and these two arbitrators shall select a third arbitrator (provided that if a third arbitrator is not selected within five (5) days after appointment of the initial two arbitrators, a third arbitrator shall be selected by the American Arbitration Association). All arbitrators shall be selected from a list of potential candidates to be provided by the American Arbitration Association.

     8.  Governing Law.  This Agreement shall be governed by and construed and
         -------------

enforced in accordance with the laws of the State of Utah.

     9.  Severability.  Wherever possible, each provision of this Agreement
         ------------

shall be interpreted in such a manner as to be effective and valid under the applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.  Entire Agreement; Amendments.  This Agreement sets forth the entire
          ----------------------------

agreement of the parties and is intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except by a writing signed by the party against whom such waiver or change is sought to be enforced.

     11.  Notices.  All notices, requests, demands or other communications under
          -------

this Agreement shall be in writing and deemed duly given upon personal delivery, three days after being deposited in First Class U.S. Mail, postage prepaid, or one business day after being sent by generally recognized overnight courier, postage prepaid, to the parties hereto at their respective addresses set forth below (provided that any party hereto may change its notice address by giving notice to the other parties hereto in accordance with this section).

          If to REIC:

          ATTENTION:  GARY CROCKER
          6864 South 30 West
          Midvale, Utah 84047      Fax Number:  (801)

          With a copy to:

          A. R. Thorup, of
          Ray, Quinney & Nebeker
          400 Deseret Building
          79 South Main Street
          Salt Lake City, Utah  84111        Fax Number:  (801) 532-7543

          If to Imodex or Sellers:

           Michael C. Wierzbinski
          -----------------------

          21119 Hilltop St
          ----------------

          Southfield, MI  48034
          ---------------------


                               and

          Sheldon H. Davis
          ----------------

          21199 Hilltop St.
          -----------------

          Southfield, MI  48034
          ---------------------


          With a copy to:

          Marco, Watkins and Owsiany
          --------------------------

          20180 Mack Ave
          --------------

          Grouse Pointe, MI 48236
          -----------------------

          Attn: Robert Watkins
          --------------------------------
     Each party hereto shall notify promptly the other in writing of the occurrence of any event which will or may result in the failure to satisfy the conditions of this Agreement. Between the date of this Agreement and the Effective Time, each party hereto will advise the other of the satisfaction of such conditions as they occur.

     12.  No Waiver.  The waiver by any party of a breach by the other of any of
          ---------

the terms of this Agreement shall not operate or be construed as a waiver of any other terms hereof or of any other subsequent breach by such other party.

     13.  Section Headings.  The section and paragraph headings are inserted
          ----------------

only as a matter of convenience and reference and in no way define, limit, or describe the scope or intent of any provision of this Agreement.


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                         RESEARCH INDUSTRIES CORPORATION,
                          a Utah corporation


                         By:  /s/ Gary L. Crocker
                              -------------------



                         IMODEX MEDICAL DEVICES, INCORPORATED,
                         a Michigan corporation


                         By:  /s/ Michael C. Wierzbinski
                              --------------------------

                         It's President


                         /s/ Sheldon H. Davis
                         --------------------

                         SHELDON H. DAVIS, individually


                         Michael C. Wierzbinski
                         ----------------------

                         MICHAEL C. WIERZBINSKI, individually



                       AGREEMENT OF MERGER
                    EFFECTIVE JANUARY 1, 1995


                          By and Among
                 IMODEX ACQUISITION CORPORATION
                 RESEARCH INDUSTRIES CORPORATION
                               and
            IMODEX MEDICAL DEVICES INCORPORATED
                           SCHEDULE B

     OFFICERS:      GARY L. CROCKER, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                    MARK W. WINN, VICE PRESIDENT

                    V. KELLY RANDALL, SECRETARY AND TREASURER


     DIRECTORS:     GARY L. CROCKER

                    MARK W. WINN

                    V. KELLY RANDALL

                    CLYDE H. BAKER